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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 18, 2001


                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)


             INDIANA                    1-15983                   38-3354643
 ----------------------------       ----------------              ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)               File No.)              Identification No.)



                              2135 West Maple Road
                                 TROY, MICHIGAN
                                 --------------
                    (Address of principal executive offices)


                                   48084-7186
                                   ----------
                                   (Zip code)


       Registrant's telephone number, including area code: (248) 435-1000

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ITEM 5.           OTHER EVENTS.

         As discussed in Note 20 of the Notes to Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the Quarterly Period Ended July 1, 2001, on August 10, 2001, ArvinMeritor, Inc. (the "Company") announced the resignation of V. William Hunt from the Company's board of directors and from his position as vice chairman and president of the Company. The Company has entered into an agreement with Mr. Hunt pursuant to which he is entitled to certain payments and benefits. The Company recorded a related charge of approximately $12.4 million ($8.2 million after-tax) during the fourth fiscal quarter of 2001.







                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ARVINMERITOR, INC.



                                            By: /S/  VERNON G. BAKER, II
                                                ------------------------
                                                     Vernon G. Baker, II
                                                     Senior Vice President
                                                     General Counsel & Secretary

Date:  September 7, 2001